UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 27, 2004

Indevus Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ledgemont Center, 99 Hayden Avenue, Lexington, Ma	02421-7966
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On September 27, 2004, pursuant to the terms and conditions of the License, Commercialization and Supply Agreement (the “Agreement”) between Indevus and Odyssey Pharmaceuticals Inc. (“Odyssey”), the specialty branded subsidiary of PLIVA d.d. in the United States, formal notification was made by Indevus with respect to the termination of the co-promotion period of the Agreement, thereby converting the Agreement into a royalty-bearing structure. The conversion will be effective on November 29, 2004.

Under this royalty-bearing structure, Indevus will receive royalties from Odyssey based on net sales of SANCTURA, and Odyssey will be responsible for promotional, advertising and sales force-related costs. Indevus will also transfer to Odyssey a majority of its sales force who will promote SANCTURA to primary care physicians and certain other specialists. Indevus will retain a specialty sales force of approximately 75 sales representatives who will continue to promote SANCTURA to urology specialists, obstetricians and gynecologists, and high prescribers. This specialty sales force will be subsidized by Odyssey for a specified period.

A copy of the Agreement can be found as Exhibit 99.2 to the Current Report on Form 8-K which Indevus filed with the SEC on April 19, 2004.

The information contained in this report on Form 8-K shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in Indevus’ other filings under the Securities Act of 1933, as amended, or the Exchange Act.

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA and SANCTURA XR; the early stage of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA and SANCTURA XR; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR; dependence on third parties for manufacturing and marketing; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; limited patent and proprietary rights; dependence on market exclusivity; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; and other risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: October 15, 2004	By:	/s/ Glenn L. Cooper
Glenn L. Cooper, M.D.
President, Chief Executive Officer and Chairman